Consent of Independent Certified Public Accountants


 Intacta Technologies Inc. and Subsidiaries

 We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 14, 2000 relating to the consolidated financial statements of Intacta Technologies Inc. and Subsidiaries, which appear in the Company's Registration Statement on Form S-1, as amended (File No. 333-30400). Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.




                         /s/ BDO Seidman, LLP

 Atlanta, Georgia
 August 15, 2000